EXHIBIT (d)(2)

CALVERT MANAGEMENT SERIES

FORM OF

INVESTMENT ADVISORY AND ADMINISTRATIVE AGREEMENT

ON BEHALF OF

CALVERT ULTRA-SHORT INCOME NEXTSHARESTM

AGREEMENT made this ___ day of ___, 2017, between Calvert Management Series, a Massachusetts business trust (the “Trust”), on behalf of Calvert Ultra-Short Income NextSharesTM (the “Fund”), and Calvert Research and Management, a Massachusetts business trust (“CRM”).

1.

Duties of CRM.  The Trust hereby employs CRM to act as investment adviser for and to manage the investment and reinvestment of the assets of the Fund and to administer the Fund’s affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Agreement.

CRM hereby accepts such employment, and undertakes to afford to the Trust the advice and assistance of CRM’s organization in the choice of investments, in the purchase and sale of securities and in the administration of the Fund and to furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund and for administering its affairs and to pay the salaries and fees of all officers and Trustees of the Trust who are members of CRM’s organization and all personnel of CRM performing services relating to research and investment and administrative activities.  CRM shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

In connection with its responsibilities as administrator of the Fund, CRM will:

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assist in preparing all annual, semi-annual and other reports required to be sent to Fund shareholders and/or filed with the Securities and Exchange Commission (“SEC”), and arrange for such filing and printing and dissemination of such reports to shareholders;

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prepare and assemble all reports required to be filed by the Trust on behalf of the Fund with the SEC on Form N-SAR, or on such other form as the SEC may substitute for Form N-SAR, and file such reports with the SEC;

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review the provision of services by the Fund’s independent public accounting firm, including, but not limited to, the preparation by such firm of audited financial statements of the Fund and the Fund’s federal, state and local tax returns; and make such reports and recommendations to the Trustees of the Trust concerning the performance of the independent accountants as the Trustees deem appropriate;

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arrange for the filing with the appropriate authorities all required federal, state and local tax returns;

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arrange for the dissemination to shareholders of the Fund’s proxy materials, and oversee the tabulation of proxies by the Fund’s transfer agent or other duly authorized proxy tabulator;

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review and supervise the provision of custodian and fund accounting services to the Fund; and make such reports and recommendations to the Trustees concerning the provision of such services as the Trustees deem appropriate;

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oversee the valuation of all such portfolio investments and other assets of the Fund as may be designated by the Trustees (subject to any guidelines, directions and instructions of the Trustees), and review and supervise the calculation of the net asset value of the Fund’s shares by the custodian;

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negotiate the terms and conditions under which transfer agency and dividend disbursing services will be provided to the Fund, and the fees to be paid by the Fund in connection therewith; review and supervise the provision of transfer agency and dividend disbursing services to the Fund; and make such reports and recommendations to the Trustees concerning the performance of the Fund’s transfer and dividend disbursing agent as the Trustees deem appropriate;

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establish the accounting policies of the Fund; reconcile accounting issues that may arise with respect to the Fund’s operations; and consult with the Fund’s independent accountants, legal counsel, custodian, accounting and bookkeeping agents and transfer and dividend disbursing agent as necessary in connection therewith;

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determine the amount of all distributions (if any) to be paid by the Fund to its shareholders; prepare and arrange for the publishing of notices to shareholders regarding such distributions (if required) and provide the Fund’s transfer and dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of distributions;

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review the Fund’s bills and authorize payments of such bills by the Fund’s custodian;

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oversee services provided to the Fund by external counsel;

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arrange for the preparation and filing of all other reports, forms, registration statements and documents required to be filed by the Trust on behalf of the Fund with the SEC and any other regulatory body; and

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provide other internal legal, auditing, accounting and administrative services as ordinarily required in conducting the Fund’s business affairs.

CRM shall provide the Trust with such investment management and supervision as the Trust may from time to time consider necessary for the proper supervision of the Fund.  As investment adviser to the Trust, CRM shall furnish continuously an investment program and shall determine from time to time what securities and other investments shall be acquired, disposed of or exchanged and what portion of the Fund’s assets shall be held uninvested, subject always to the applicable restrictions of the Declaration of Trust, By-Laws, and the Trust’s Registration Statement for the Fund as filed with the SEC under the Securities Act of 1933, as amended, and the Investment Company Act of 1940 and the rules thereunder (the “1940 Act”) (the “Registration Statement”), all as from time to time amended. To the extent provided in the Registration Statement, CRM’s investment research and decision making will be guided by its responsible investment principles, as amended from time to time with approval of the Board of Trustees of the Trust (the “Board”).  CRM is authorized, in its discretion and without prior consultation with the Trust, to buy, sell, and otherwise trade in any and all types of securities, derivatives and investment instruments on behalf of the Fund in accordance with the investment objectives and policies disclosed in such Fund’s Registration Statement.  Should the Trustees of the Trust at any time, however, make any specific determination as to investment policy for the Fund and notify CRM thereof in writing, CRM shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.  CRM shall take, on behalf of the Trust, all actions which it deems necessary or desirable to implement the investment policies of the Trust and of the Fund.

CRM shall place all orders for the purchase or sale of portfolio securities for the account of the Fund either directly with the issuer or with brokers or dealers selected by CRM, and to that end CRM is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, CRM shall adhere to procedures adopted by the Board and conform with federal securities laws.

Notwithstanding the foregoing, under this Agreement CRM shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of shares of the Fund, nor shall CRM be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Trust or the Fund.  CRM and/or its affiliates may provide any such aforementioned services under a separate agreement and be separately compensated therefore.

2.

Compensation of CRM.  For the services, payments and facilities to be furnished hereunder by CRM, CRM shall be entitled to receive from the Fund fees as set forth below:

For investment management services:  CRM shall receive a fee based on the Fund’s average daily net assets per annum as follows:

Average Daily Net Assets	Annual Fee Rate
First $1 billion	0.26%
All assets above $1 billion	0.25%

For administrative services: CRM shall receive a fee equal to 0.12% of the Fund’s average daily net assets per annum.

The foregoing compensation shall be paid monthly in arrears on the last business day of each month.  The Fund’s daily net assets shall be computed in accordance with the Trust’s governing documents and any applicable procedures, votes and determinations of the Trustees of the Trust.  In case of initiation or termination of the Agreement during any month with respect to the Fund, the fee for that month shall be based on the number of calendar days during which it is in effect.  CRM may, from time to time, waive all or a part of the above compensation.

3.

Allocation of Charges and Expenses.  CRM or its affiliates shall pay the entire salaries and fees of all of the Trust’s Trustees and officers employed by CRM or its affiliates and who devote part or all of their time to the affairs of CRM, and the salaries and fees of such persons shall not be deemed to be expenses incurred by the Trust for purposes of this Section 3.  Except as provided in the foregoing sentence, it is understood that the Fund will pay all expenses other than those expressly stated to be payable by CRM hereunder, which expenses payable by the Fund shall include, without implied limitation:

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expenses of organizing and maintaining the Fund and continuing its existence;

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commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments;

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auditing, accounting and legal expenses;

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taxes and interest;

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governmental fees;

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expenses of issue, sale and redemption of shares;

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expenses of registering and qualifying the Trust, the Fund and its shares under federal securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to shareholders and investors, and any fees and expenses of registering and maintaining registrations of the Fund under state securities laws;

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registration of the Trust under the 1940 Act;

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expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor;

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expenses of reports to regulatory bodies;

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insurance expenses;

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association membership dues;

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fees, expenses and disbursements of custodians and sub-custodians for all services to the Fund (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts, and determination of net asset values);

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fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Fund;

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any direct charges to shareholders approved by the Trustees of the Trust;

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compensation and expenses of Trustees of the Trust who are not members of CRM’s organization;

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any pricing or valuation services employed by the Fund to value its investments including primary and comparative valuation services;

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any agent employed by the Fund to calculate intraday indicative net asset values;

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any investment advisory, sub-advisory or similar management fee payable by the Fund;

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expenses associated with listing the Fund on one or more securities exchanges;

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all expenses incurred in connection with the Fund’s use of a line of credit; and

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such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees and officers with respect thereto.

4.

Other Interests.  The services of CRM to the Trust and the Fund are not to be deemed to be exclusive, CRM being free to render services to others and engage in other business activities.  It is understood that Trustees and officers of the Trust and shareholders of the Fund are or may be or become interested in CRM as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of CRM are or may be or become similarly interested in the Fund, and that CRM may be or become interested in the Fund as a shareholder or otherwise.  It is also understood that trustees, officers, employees and shareholders of CRM may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which CRM may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words “Calvert” or the name of any affiliate of CRM as part of their name, and that CRM or its subsidiaries or affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

5.

Limitation of Liability/Indemnification of CRM.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of CRM, CRM shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

The Trust expressly acknowledges the provision in the Declaration of Trust of CRM (which is on file with the Secretary of the Commonwealth of Massachusetts) limiting the personal liability of the trustees of CRM and the officers, employees, shareholders and agents of CRM, and the Trust hereby agrees that its sole recourse for payment of claims or obligations as between CRM and the Trust arising out of this Agreement shall be against CRM and shall not seek satisfaction from the Trustees, or any trustee, officer, employee, shareholder or agent of CRM.

The Trust will indemnify and hold CRM harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit brought by any person (including a shareholder naming the Trust or Fund as a party) other than the Trust not resulting from CRM’s willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder, or caused by errors of judgment or mistakes of law committed by CRM in a good faith effort to carry out its duties under this agreement.

6.

Sub-Advisers and Sub-Administrators.  CRM may employ one or more sub-advisers or sub-administrators from time to time to perform such of the acts and services of CRM including the selection of brokers or dealers or other persons to execute the Fund’s portfolio security transactions, and upon such terms and conditions as may be agreed upon between CRM and such sub-adviser or sub-administrator and approved by the Trustees of the Trust, all as permitted by the 1940 Act.  The performance of each such sub-investment adviser or sub-administrator of its obligation under any such agreement shall be supervised by CRM.  Further, CRM may, with the approval of the Trustees of the Trust and without the vote of any shareholders of the Fund, terminate any agreement with any sub-investment adviser or sub-administrator and/or enter into an agreement with one or more other sub-investment advisers or sub-administrators, all as permitted by the 1940 Act and the rules hereunder or an exemption therefrom.  In the event a sub-adviser or sub-administrator is employed, CRM retains the authority to immediately assume responsibility for any functions delegated to a sub-adviser or sub-administrator, subject to approval by the Board and any required notice to the sub-adviser or sub-administrator.

7.

Duration and Termination of this Agreement.  This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of CRM or the Trust cast in person at a meeting called for the purpose of voting on such approval.

Either party hereto may, at any time on sixty (60) days’ prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of Trustees of the Trust or the trustees of CRM, as the case may be, and the Trust may, at any time upon such written notice to CRM, terminate this Agreement by vote of a majority of the outstanding voting securities of the Fund.  This Agreement shall terminate automatically in the event of its assignment.

8.

Amendments of the Agreement.  This Agreement may be amended by a writing signed by both parties hereto, provided that no material amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of CRM or the Trust cast in person at a meeting called for the purpose of voting on such approval, and (ii) if required by the 1940 Act, by vote of a majority of the outstanding voting securities of the Fund.

9.

Limitation of Liability of Trust.  CRM expressly acknowledges the provisions in the Declaration of Trust of the Trust (which is on file with the Secretary of the Commonwealth of Massachusetts) limiting the personal liability of the Trustees, officers, employees and agents of the Trust and the shareholders of the Fund, and CRM hereby agrees that its sole recourse for payment of claims or obligations as between the Trust or the Fund and CRM arising out of this Agreement shall be against the Trust or the Fund, as applicable, and it shall not seek satisfaction from the Trustees, officers, employees or agents of the Trust or shareholders of the Fund.

10.

Use of the Name “Calvert”.  CRM hereby consents to the use by the Fund of the name “Calvert” as part of the Fund’s name; provided, however, that such consent shall be conditioned upon the employment of CRM or one of its affiliates as the investment adviser or administrator of the Fund.  The name “Calvert” or any variation thereof may be used from time to time in other connections and for other purposes by CRM and its affiliates and other investment companies that have obtained consent to the use of the name “Calvert”.  CRM shall have the right to require the Fund to cease using the name “Calvert” as part of the Fund’s name if the Fund ceases, for any reason, to employ CRM or one of its affiliates as the Fund’s investment adviser or administrator.  Future names adopted by the Fund for itself, insofar as such names include identifying words requiring the consent of CRM, shall be the property of CRM and shall be subject to the same terms and conditions.

11.

No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any shareholder or person other than the Fund any direct, indirect, derivative or other rights against CRM, or (ii) create or give rise to any duty or obligation on the part of CRM (including without limitation any fiduciary duty) to any shareholder or person other than the Fund, all of which rights, benefits, duties and obligations are hereby expressly excluded.

12.

Certain Definitions.  The terms “assignment” and “interested persons” when used herein shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.  The term “vote of a majority of the outstanding voting securities” shall mean the vote, at a meeting of shareholders, of the lesser of (a) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the shares of the Fund.

13.

Force Majeure.  CRM shall not be liable for any loss or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures is beyond its reasonable control, including without limitation: extraordinary forces of nature and natural disasters, such as floods, hurricanes, severe storms (storms with wind, rain or hail forces comparable to a hurricane but not meeting technical hurricane criteria), tornados, earthquakes and wildfires; national or local states of emergencies; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; criminal acts; building or area evacuations ordered by lawful authority; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; denial of service attacks; or functions or malfunctions of the internet caused by any of the foregoing (all and any of the foregoing being an "Event Beyond Reasonable Control"). Upon the occurrence of an Event Beyond Reasonable Control, CRM shall be excused from any non-performance caused by the Event Beyond Reasonable Control for so long as the Event Beyond Reasonable Control or damages caused by it prevail and CRM continues to use commercially reasonable efforts to attempt to perform the obligation so impacted, including invoking disaster recovery or business continuity plans when applicable.

14.

Choice of Law and Forum for Adjudication of Disputes.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof.  Any legal action or proceeding with respect to this Agreement or the services provided hereunder or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts and each party hereto submits with regard to any action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.  Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (b) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

15.

Captions.  The captions in this agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Calvert Management Series on behalf of Calvert Ultra-Short Income NextSharesTM

By:
[Name, Title]
Calvert Research and Management

By:
[Name, Title]